UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2019 (July 23, 2019)

EDISON NATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 New Brunswick Avenue Phillipsburg, New Jersey	08865
(Address of principal executive offices)	(Zip Code)

(610) 829-1039
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EDNT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 23, 2019, John Marchese provided notice of his intention to resign as a member of the Board of Directors (the “Board”) of Edison Nation, Inc. (the “Company”), effective as of July 23, 2019 (the “Marchese Resignation”). Mr. Marchese served as the chairman of the Board’s nominating and corporate governance committee and as a member of the Board’s audit committee and compensation committee. Mr. Marchese’s resignation was not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

As a result of the Marchese Resignation, on July 23, 2019, the Board appointed Toper Taylor to serve as a member of the Company’s Board and to serve as the chairman of the nominating and corporate governance committee, as well as a member of the Board’s audit committee and compensation committee.

Toper Taylor

From 2012 to the present, Toper Taylor has been employed as Chief Executive Officer of Media Disrupted, Inc., a strategic consulting firm specializing in corporate strategy, business development, scaling and restructuring, mergers and acquisition, and recapitalization, largely focused on the entertainment industry. In addition to his role as Chief Executive Officer of Media Disrupted, Inc., Mr. Taylor has been a member of the board of directors of Bardel Entertainment, Inc., Cepia LLC, Marine Biology Environmental Technologies, LLC and Orange Twist. From 2014 to 2017, Mr. Taylor served as President of RoundUp Media LLC d/b/a Network of One, a technology and data science company. From 2004 to 2012, Mr. Taylor was employed as Co-Founder, President and Chief Operating Officer of the Cookie Jar Group, a division of DHX Media Ltd. (Nasdaq:DHXM), a Canadian media production, distribution and broadcasting company. From 1990 to 2003, Mr. Taylor was employed as President of Nelvana, a division of Corus Entertainment, Inc. (OTCMKTS:CJREF) focused on animation for children’s entertainment. He began his career, working from 1985 to 1990 as a Television Packaging Agent at William Morris Agency, Inc., a talent agency. Mr. Taylor holds a Bachelor of Arts from the University of Southern California.

The Board has determined that Mr. Taylor is an “independent director” and that Mr. Taylor satisfies the independence requirements for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and in accordance with the rules of The Nasdaq Capital Market. In addition, the Board has determined that Mr. Taylor qualifies as an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K. Mr. Taylor has no family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Taylor and any other person pursuant to which he was appointed as a director, nor have there been any transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Taylor had or has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Mr. Taylor will receive the Company’s standard non-employee director compensation package for fiscal year 2019, which for a full year of service as a member of the Board, would include an annual retainer of $15,000 and a grant of 20,000 shares of the Company’s common stock, $0.001 par value per share. The restricted stock underlying such options will vest one year after the grant date. The compensation actually received by Mr. Taylor will be prorated for the amount of time he serves on the Board prior to the determination of the Company’s standard non-employee director compensation package for fiscal year 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON NATION, INC.

Date: July 29, 2019	By:	/s/ Christopher B. Ferguson
Christopher B. Ferguson
Chief Executive Officer